SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             UNITED FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                     [LOGO]
                                   UNITED
                                   FINANCIAL
                                   CORP.

                             120 FIRST AVENUE NORTH
                           GREAT FALLS, MONTANA 59403
                                 (406) 727-6106


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Financial Corp. (the "Company") will be held at the Holiday Inn, 400 Tenth Avenue South in Great Falls, Montana on May 20, 1999, at 4:00 p.m., Mountain time, for the following purposes:

         1. To elect three Directors of the Company to serve on the Board of Directors until the annual meeting of shareholders to be held in 2002 or until their successors are duly elected and qualified;

         2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year commencing January 1, 1999; and

         3. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

         The Board of Directors has selected April 13, 1999 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

                                       By the Order of the Board of Directors

                                       /s/ John M. Morrison

                                       John M. Morrison
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER

Great Falls, Montana
April 20, 1999

                             UNITED FINANCIAL CORP.
                             120 FIRST AVENUE NORTH
                           GREAT FALLS, MONTANA 59403
                                 (406) 727-6106


                                 PROXY STATEMENT



              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

         This Proxy Statement (the "Proxy Statement") is being furnished to shareholders of United Financial Corp., a Minnesota corporation (the "Company"), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn, 400 Tenth Avenue South in Great Falls, Montana on May 20, 1999, at 4:00 p.m., Mountain time, and at any adjournment or adjournments thereof. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is April 20, 1999.

         The Board of Directors of the Company has selected April 13, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A total of 1,698,312 shares of the Company's Common Stock were outstanding as of the close of business on that date. Shareholders will be entitled to cast one vote for each share of the Company's Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the shareholders.

         All valid proxies received in response to the solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no contrary instructions are given, each such proxy will be voted in favor of the election of the three Director nominees named in this Proxy Statement, unless and to the extent authority to do so is withheld in the enclosed proxy, and in favor of the proposal to ratify the appointment of KPMG LLP as independent auditors for the Company. Shares voted as "withhold vote for" one or more Directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the Directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein. If any other business is properly presented at the Annual Meeting and may be properly voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

         Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by filing written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person. Proxies solicited by the Company's Board of Directors hereby are for use solely at the Annual Meeting and any adjournment or adjournments thereof.

         The expense of this proxy solicitation will be borne by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in the solicitation will not receive any additional compensation for such solicitation. The Company will request recordholders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such recordholders for their reasonable expenses incurred in doing so.

                                 HERITAGE MERGER

         On February 3, 1998, Heritage Bancorporation ("Heritage") merged with and into the Company (the "Merger"). In connection with the Merger, each outstanding share of Heritage common stock was converted into shares of the Company's Common Stock. An aggregate of 475,000 shares (or 28%) of the Company's Common Stock was issued in connection with the Merger. Prior to the Merger, the former shareholders of Heritage (the "Former Heritage Shareholders") owned approximately 3.3% of the outstanding shares of the Company's Common Stock. Immediately following the Merger, the Former Heritage Shareholders owned approximately 30% of the outstanding shares of the Company's Common Stock. In connection with the Merger, the Company's wholly-owned subsidiary, United Savings Bank, F.A. (United Bank"), was merged with and into Heritage's wholly-owned subsidiary, Heritage Bank, F.S.B. ("Heritage Bank").

         In connection with, and as a condition of the consummation of, the Merger, John M. Morrison, Kurt R. Weise, Janice M. Graser, Larry D. Albert and Jerome Hentges (the "Heritage Nominees") were nominated by the Former Heritage Shareholders and were elected to the Company's Board of Directors. Consequently, the Heritage Nominees now constitute a majority of the Company's Board of Directors. There are no contractual or other requirements for the Heritage Nominees to be nominated or re-elected to the Company's Board of Directors in the future. The Heritage Nominees, representing a majority of the Company's Board of Directors, will be able to select and control the management of the Company as well as the board of directors of the Company's subsidiary banks.

         In addition, Mr. Morrison, the former majority shareholder of Heritage and the current Chairman of the Board of Directors and Chief Executive Officer of the Company, was granted certain rights of first refusal by shareholders of the Company holding 263,200 shares, or approximately 15.5%, of the Company's outstanding Common Stock. Under these rights of first refusal, such shareholders may not sell their shares of the Company's Common Stock for a period of two years from the merger date without first offering such stock to Mr. Morrison.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The only non-management persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock as of February 28, 1999 are as follows:

               Name and Address             Amount and Nature of    Percent
              of Beneficial Owner           Beneficial Ownership    of Class
              -------------------           --------------------    --------

         Eighteen Seventy Financial Inc.     120,000 shares(1)         7.1
         Two Manhattanville Road
         Purchase, New York 10577


---------------------

(1) As reported by schedule 13D dated August 30, 1996 filed by Eighteen Seventy Financial Inc. and its parent corporation, Eighteen Seventy Corporation.

                       SECURITIES OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of February 28, 1999 concerning the shares of Company's Common Stock beneficially owned by each Director, by each nominee for Director, by the Named Executive Officers (as defined herein) and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated.

                                                   Number of Shares
               Name of Individual or                of Common Stock     Percent
            Number of Persons in Group            Beneficially Owned    of Class
            --------------------------            ------------------    --------

            John M. Morrison                           424,860(1)         25.0
            Kurt R. Weise                               31,000             2.0
            J. William Bloemendaal                      30,000(2)          1.8
            Kevin P. Clark                              26,250(3)          1.5
            Steve L. Feurt                              26,100(4)          1.5
            Janice M. Graser                            20,570             1.2
            Elliott L. Dybdal                           18,750             1.1
            William L. Madison                           1,700             *
            Larry D. Albert                                500             *
            Jerome Hentges                               1,300             *

            All current Directors and executive
            officers as a group (10 persons)           581,030            34.2

------------------------
*    Less than 1%.

(1) Includes 63,000 shares held by Central Bancshares, Inc. ("Central Bancshares") of which Mr. Morrison is the sole shareholder and 39,140 shares held by trusts for the benefit of Mr. Morrison's daughters of which Mr. Morrison's spouse, Susan Morrison, is the trustee, and 1,000 shares each held in the respective Individual Retirement Accounts of John Morrison and Susan Morrison. Excludes 263,200 shares for which Mr. Morrison holds contractual rights of first refusal to purchase from other United shareholders. Mr. Morrison received such rights in connection with the Merger. If all of such rights were triggered and Mr. Morrison exercised such rights in full, he would own 40.5% of the outstanding shares of Common Stock.

(2) Includes 4,100 shares held by Dr. Bloemendaal in an Individual Retirement Account and 10,000 shares held by Great Falls Orthopaedic Associates Profit Sharing and Pension Plans of which Dr. Bloemendaal is trustee. Voting and investment power of 15,900 of such shares are shared with Dr. Bloemendaal's spouse with whom shares are held jointly.

(3) Includes 1,150 shares held by Mr. Clark in an Individual Retirement Account, and 1,350 shares held in the name of his children, for whom Mr. Clark is custodian.

(4)  Includes 4,975 shares held by Mr. Feurt in an Individual Retirement
     Account.


                      PROPOSAL ONE--ELECTION OF DIRECTORS

         In accordance with the Company's bylaws, the Company's Board of Directors is divided into three classes, each class to have, as nearly as possible, an equal number of members. The members of each class are elected for terms of three years with one of the three classes of Directors to be elected each year.

         Larry D. Albert, Jerome H. Hentges and Steve L. Feurt have been nominated for election to the Company's Board of Directors for three-year terms expiring in 2002. Each of the nominees listed below has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any nominee becomes unable to serve, the proxy solicited hereby will be voted for the election of such other person or persons as the Board of Directors shall select. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors.

         The following table sets forth the names of and certain information concerning the nominees and continuing members of the Board of Directors of the Company.

                                        Director       Term of             Positions Currently Held
    Nominees for Director       Age      Since      Office Expires              With the Company
-----------------------------------------------------------------------------------------------------------
    Larry D. Albert             48        1998           1999                       Director

    Jerome H. Hentges           57        1998           1999                       Director

    Steve L. Feurt              43        1998           1999          Chief Credit Officer and Director
                                                                         of the Company and Senior Vice
                                                                           President and Chief Credit
                                                                            Officer of Heritage Bank
    Continuing Directors
    --------------------

    John M. Morrison            62        1998           2000               Chairman, Chief Executive
                                                                              Officer and Director

    Kurt R. Weise               42        1998           2000        President, Chief Operating Officer and
                                                                        Director of the Company and Chief
                                                                      Operating Officer, Vice President and
                                                                           Treasurer of Heritage Bank

    Janice M. Graser            44        1998           2000                       Director

    J. William Bloemendaal      69        1976           2001                       Director

    Elliott L. Dybdal           67        1980           2001                       Director

    William L. Madison          43        1996           2001                       Director

    Kevin P. Clark              43        1998           2001              Vice President, Secretary
                                                                           and Director of the Company
                                                                        and President and Chief Executive
                                                                            Officer of Heritage Bank

         MR. ALBERT has served as President and Chief Executive Officer of Central Bank, located in Stillwater, Minnesota, since 1996. Before joining Central Bank, he served as President of AmeriBank, a community bank with $150 million in assets located in the Minneapolis/St. Paul, Minnesota area. He has over 23 years of experience in banking.

         MR. HENTGES is the President of Central Bank-Eden Prairie, and has been with Central Bank since 1989. Before joining Central Bank, he held various senior management positions in banks such as Firstar Bank Minnesota and Metro Bank Bloomington. He has over 30 years of experience in banking in the Minneapolis/St. Paul, Minnesota area.

         MR. FEURT has served as Chief Credit Officer of the Company and Senior Vice President and Chief Credit Officer of Heritage Bank since the Merger. Before the Merger, he served as Senior Vice President, Senior Credit Officer and a director of Heritage Bank since 1994. Mr. Feurt served as Senior Vice President, Senior Credit Officer and a director of Bank of Montana Systems, a bank holding Company with approximately $800 million is assets ("BMS"), and Bank of Montana from 1984 until the sale of BMS to Norwest Corporation in 1994.

         MR. MORRISON has served as Chairman and Chief Executive Officer of the Company since the Merger. Before the Merger, he served as Chairman of Heritage since 1994. Mr. Morrison is the Chief Executive Officer and sole shareholder of Central Bancshares, the parent company of Central Bank, located in Stillwater, Minnesota, which was founded by Mr. Morrison in 1988. He is also the sole shareholder and Chairman of the Board of Directors of Central

Financial Services ("CFS"), a bank consulting firm. Mr. Morrison was the Chairman and majority shareholder of BMS prior to its sale to Norwest Corporation. He is currently involved as a shareholder in various businesses, including businesses involving cellular phone service and precision parts manufacturing. Mr. Morrison is also a director of Fingerhut Corporation, a publicly held company, which engages in direct marketing.

         MR. WEISE has served as President, Chief Operations Officer and a director of the Company and Vice President of Heritage Bank since the Merger. Before the Merger, he served as Vice President, Treasurer and a director of Heritage. Mr. Weise also serves as President of CFS and President of Central Bancshares. He has been involved with the Central Bank group of companies since they were founded in 1988. He was the Chief Financial Officer of BMS until its sale to Norwest Corporation.

         MS. GRASER is Executive Vice President and a director of Central Bancshares and Executive Vice President of CFS. Prior to the Merger, she served as a director of Heritage Bank.

         DR. BLOEMENDAAL is a full-time physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a five-person group actively practicing orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates.

         MR. DYBDAL has been employed by Talcott Building Company in Great Falls for over 34 years, serving for the last 21 years as its President and Chief Executive Officer. He also serves as a director of Talcott Building Company.

         MR. MADISON has served as President/owner of Johnson Madison Lumber Co., Inc., a retail building materials business in Great Falls, Montana, since 1984.

         MR. CLARK has served as Secretary of the Company and President and Chief Executive Officer of Heritage Bank since the Merger. Mr. Clark was elected as Vice President of the Company in May 1998. Before the Merger, he served as President, Chief Executive Officer and a director of Heritage Bank since 1994. Mr. Clark served in various capacities with BMS until its sale to Norwest Corporation, including President, Chief Executive Officer and a director of Bank of Montana, a subsidiary of BMS, and Regional Vice President of BMS. He has over 22 years of experience in banking.

BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended December 31, 1998, the Board of Directors of the Company held 13 regularly scheduled and special meetings. All Directors attended at least 75% of the meetings of (i) the Board of Directors held during the period for which they served as Directors and (ii) the Board committees of which they served during the periods such persons served on such committees. The Company has a standing Compensation Committee and Audit Committee. The Company does not have a standing Nominating Committee.

         The Compensation Committee for the fiscal year ended December 31, 1998 consisted of Messrs. Dybdal, Madison, Morrison, Weise, and Dr. Bloemendaal. The Compensation Committee is responsible for setting the compensation and benefits of the Company's executive officers, including the Chief Executive Officer, on behalf of the Board of Directors and the shareholders. The Compensation Committee met once during the fiscal year ended December 31, 1998.

         The Audit Committee for the fiscal year ended December 31, 1998 consisted of Messrs. Dybdal, Madison, Morrison, Weise, Clark and Dr. Bloemendaal. The Audit Committee is responsible for selecting the outside audit firm for the Company, reviewing the auditor's and the Securities and Exchange Commission (the "Commission") and Office of Thrift Supervision (the "OTS") reports of examination, and overseeing matters relating to internal controls. The Audit Committee met once during the fiscal year ended December 31, 1998.

COMPENSATION OF DIRECTORS

         All Directors of the Company receive $250 for attendance at each monthly meeting. In addition, Directors not employed by the Company receive a monthly retainer of $250. Kurt R. Weise, Kevin P. Clark and Steve L. Feurt are eligible to participate in the Company's Stock Appreciation Rights program. See "Executive Compensation and Other Information - Stock Appreciation Rights Program".

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION
                 OF THE ABOVE NOMINEES FOR THE TERMS INDICATED.


              PROPOSAL TWO--RATIFICATION OF APPOINTMENT OF AUDITORS

         KPMG LLP was the Company's independent public accountant for the fiscal year ended December 31, 1998. The Board of Directors has approved the selection of KPMG LLP as its auditors for the fiscal year commencing January 1, 1999, subject to ratification by the Company's shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

         Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast by the shareholders of the Company at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR COMMENCING JANUARY 1, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

            SUMMARY COMPENSATION TABLE. The following table shows the cash and non cash compensation paid by the Company during the past three fiscal years, to its Chief Executive Officers and each executive officer who received cash compensation from the Company during the year ended December 31, 1998 exceeding $100,000 (the "Named Executive Officers").

                                              Annual Compensation
   Name of Individual              Fiscal     -------------------                All Other
 and Principal Positions            Year       Salary       Bonus      SARs     Compensation
 -------------------------------------------------------------------------------------------
Bruce K. Weldele(1)                 1998      $ 45,500         -         -        $7,500(2)
  Chairman of the Board,            1997      $160,200         -         -        $4,750(2)
  President and Chief               1996      $155,100         -         -        $1,900(2)
  Executive Officer and
  Director

Kevin P. Clark                      1998      $100,000      $16,100    5,000      $8,100(3)
  Vice President,
  Secretary and Director

John M. Morrison                    1998         (4)           -         -             -
  Chairman of the Board,
  Chief Executive Officer
  and Director

(1) Mr. Weldele retired on March 6, 1998 in connection with the Merger. See "Executive Compensation and Other Information - Executive Officer Severance Agreements".

(2) Represents the Company's or United Bank's contributions on behalf of such officer to the Company's 401(k) Thrift Retirement Plan ("the 401
         (k) Plan")

(3) Includes the Company's contributions on behalf of such officer to the 401(k) Plan of $4,800 and contributions to a deferred compensation plan of $3,300.

(4) Mr. Morrison does not receive compensation for his services as the Company's Chairman of the Board and Chief Executive Officer. He is compensated for his services as a Director through the Directors' fees he receives and for his services as an officer of the Company through CFS. See "Proposal One - Election of Directors - Compensation of Directors" and "Executive Compensation and Other Information - Certain Relationships and Related Transactions Between Management and the Company".

         STOCK APPRECIATION RIGHTS PROGRAM. In July 1998, the Company adopted a stock appreciation rights ("SARs") plan. The plan is a cash bonus program tied to the price movement of the Common Stock. During July 1998, the Company awarded 26,500 shares under the plan at a strike price of $28.06. As of December 31, 1998, 800 shares had been forfeited. The Company awarded an additional 2,400 shares during January 1999 at a strike price of $23.03. The cash award payable under the plan will equal the number of shares awarded to an employee multiplied by the employee's vesting percentage, multiplied by the excess of the then current stock price over the strike price. Each award has a three-year vesting period. As of December 31, 1998, no liability under the plan was necessary. As of December 31, 1998, Mr. Weise had been granted 7,000 shares at a strike price of $28.06 which are 33.33% vested for a total of 2,333 shares. Mr. Feurt had been granted 5,000 shares at a strike price of $28.06 which are 33.33% vested for a total of 1,667 shares.

         SAR GRANTS TABLE. The following table shows the Company's stock awarded to executive officers under the Stock Appreciation Rights program during the year ended December 31, 1998.

                               SAR GRANTS IN 1998

                                                                             Potential Realizable
                                                                               Value at Assumed
                               % of Total                                       Annual Rates of
                                  SARs                                            Stock Price
                    SARs       Granted to      Base                            Appreciation for
                   Granted      Employees      Price       Expiration             Option Term
     Name            (#)         in 1998      ($/Sh)          Date           5% ($)       10% ($)
     ----            ---         -------      ------          ----           ------       -------
Kevin P. Clark    5,000(1)        18.9%       $28.06    July 1, 2008 (2)     $88,300     $223,850

------------------
(1)  At December 31, 1998, shares were vested at 33.33% or 1,667.

(2) Although an expiration date is not stated in the program document, a 10 year life has been assumed for purposes of computing the potential realizable value.

         SAR EXERCISE AND VALUE TABLE. The following table sets forth SARs exercises and values at December 31, 1998.

          AGGREGATED SAR EXERCISES IN 1998 AND SAR 1998 YEAR END VALUES

                              Number of Securities            Value of Unexercised
                             Underlying Unexercised             In-the-Money SARs
                            SARs at December 31, 1998         at December 31, 1998
                            -------------------------         --------------------
     Name                Exercisable       Unexercisable
     ----                -----------       -------------
Kevin P. Clark              1,667              3,333                  (1)

-------------------
(1) No shares either exercisable or unexercisable were in-the-money as of December 31, 1998

         EXECUTIVE OFFICER SEVERANCE AGREEMENTS. During fiscal year 1993, the Board of Directors approved change of control severance agreements for certain former officers of the Company and United Bank. The agreements provided for severance compensation for each of such officers in the event any company or person acquired control of the Company, as determined in accordance with applicable federal regulations. The Merger constituted a change in control of the Company under the terms of such severance agreements. Pursuant to the terms of his agreement and upon consummation of the Merger, Mr. Weldele became entitled to and elected to receive compensation consisting of a lump-sum payment of $320,400 and 24 months of continued welfare and employee benefits.

         DEFERRED COMPENSATION PLAN. The Company has a deferred compensation agreement with Kevin P. Clark that provides for predetermined periodic payments over 15 years upon retirement or death. In the event of acquisition of the Company by a third party, disability or early retirement, the predetermined payments are based on years of service. Amounts expensed under this agreement were approximately $3,300 during the year ended December 31, 1998.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The basic objective of the Compensation Committee is to establish a compensation package appropriate for each officer's scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. In determining each officer's compensation, the Compensation Committee reviews the compensation of each officer, the individual achievements and performance of each officer and salary recommendations made by the Chief Executive Officer covering all officers (other than the Chief Executive Officer). The specific recommendations reflect the job responsibilities assigned to each officer, the manner in which those duties have been performed, and the prevailing market conditions relative to each position. The Company maintains a bonus plan for its executive officers. Bonuses payable under the plan are based on the Company's subsidiary banks' return on assets, asset quality and the overall growth and performance of the Company's subsidiary banks. The Company also provides long-term incentive to its executive officers primarily through its SAR Program discussed above. SARs are granted to encourage executives to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation.

         Mr. Morrison does not receive compensation for his services as the Company's Chairman of the Board and Chief Executive Officer. He is compensated for his services as an officer of the Company through CFS. See "Executive Compensation and Other Information - Certain Relationships and Related Transactions Between Management and the Company."

William L. Madison     J. William Bloemendaal     Elliott L. Dybdal
John M. Morrison       Kurt R. Weise

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS BETWEEN MANAGEMENT AND THE
COMPANY

         The Company was a holding company for United Bank and, since the date of the Merger, Heritage Bank. In August 1998, the Company organized a new subsidiary, Heritage State Bank. These banks have made and may in the future make mortgage and consumer loans to the Company's Directors, officers and employees in accordance with regulations promulgated by the OTS and other applicable statutes and regulations. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

         CFS, of which John M. Morrison is the sole shareholder and Chairman of the Board of Directors, Kurt R. Weise is the President and Janice M. Graser is the Executive Vice President, provide to the Company and its subsidiary banks, various management services, including accounting and tax services, investment consulting, personnel consulting, insurance advisory services and regulatory consulting. Fees for these services totaled approximately $209,000 for the fiscal year ending December 31, 1998. Messrs. Morrison and Weise are compensated for their services as officers of the Company through the fees paid to CFS.

         Central Bank, of which Larry D. Albert is a President and Chief Executive Officer and Jerome H. Hentges is a President, sold loan participations to Heritage Bank in the aggregate original principal amount of $7,160,144 for the fiscal year ended December 31, 1998 and will sell loan participations to the Banks in the fiscal year ending December 31, 1999. Such loan participations have been, and, in the future will be, sold on substantially the same terms as loan participations are sold to nonaffiliated persons. Mr. Morrison is the sole shareholder and Chief Executive Officer, Mr. Weise is the President and Ms. Graser is Executive Vice President and a director, of Central Bancshares, the parent of Central Bank.

                        STOCK PRICE PERFORMANCE GRAPH(1)

         The graph below compares cumulative total shareholder return of the Company, the Standard & Poor's ("S & P") 500 Index, the S & P Savings and Loan Index and the SNL Thrift Index. Total returns assume a $100 investment on December 31, 1993 and are based on reinvestment of all dividends.



                            TOTAL RETURN PERFORMANCE

                              [PLOT POINTS CHART]

                                                      PERIOD ENDING
                            ------------------------------------------------------------------
INDEX                      12/31/93   12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
----------------------------------------------------------------------------------------------
United Financial Corp.      100.00      74.32       86.61      100.03      138.53      124.11
S&P 500                     100.00     101.32      139.39      171.26      228.42      293.69
S&P Savings & Loan Index    100.00      84.02      134.21      156.35      273.20      250.76
SNL Thrift Index            100.00      98.82      153.90      200.53      341.22      300.11


(1) The years from 1993 through 1996 of the Stock Performance Graph incorporate the performance of United Bank prior to the formation of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Based solely on a review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 1998, the Company believes all Section 16(a) filing requirements applicable to the Company's Directors, executive officers and 10% shareholders were satisfied.

                              SHAREHOLDER PROPOSALS

         Any shareholder wishing to include a proposal in the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders must submit such proposal for consideration in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no later than December 19, 1999. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

         Management may use discretionary authority to vote against any shareholder proposal presented at the Company's 2000 Annual Meeting of Shareholders if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law, (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the first page of this Proxy Statement by March 1, 2000 or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's Common Stock required to carry the proposal.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission, for the year ended December 31, 1998, an Annual Report on Form 10-K, together with applicable financial statements and schedules thereto. THE COMPANY WILL FURNISH, WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY SHAREHOLDER WHO REPRESENTS IN HIS REQUEST THAT HE WAS THE BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON APRIL 13, 1999, A COPY OF THE ANNUAL REPORT ON FORM 10-K. Requests should be directed to: Paula Delaney, Vice President, Heritage Bank, P.O. Box 2779, Great Falls, Montana 59403.

         YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                        By the Order of the Board of Directors

                                       /s/ John M. Morrison

                                        JOHN M. MORRISON
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

Great Falls, Montana
April 20, 1999

                             UNITED FINANCIAL CORP.

             REVOCABLE PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 20, 1999, hereby appoints Kurt R. Weise and Kevin P. Clark (each with the power to act alone and with the power of substitution and revocation) to vote all shares of Common Stock of United Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Holiday Inn, 400 Tenth Avenue South in Great Falls, Montana on May 20, 1999 at 4:00 p.m., Mountain time, and at any and all adjournments thereof, as follows.

1. Election of directors for all nominees listed below (except as marked to the contrary):

                   [ ] FOR                       [ ] WITHHELD

     TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NOMINEE'S NAME BELOW:

               LARRY D. ALBERT,  JEROME H. HENTGES,  STEVE L. FEURT

2. Proposal to ratify the appointment of KPMG LLP as independent auditors of United Financial Corp., for the fiscal year ending December 31, 1999.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     The Board of Directors recommends a vote "FOR" propositions 1 and 2.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
          THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                         (CONTINUED FROM THE OTHER SIDE)

     This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of United Financial Corp. of your decision to revoke this proxy, either in person at the Annual Meeting or in writing.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                         Date: ___________________________, 1999


                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                                Signature if jointly held



                PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY